EXHIBIT 10.24


                       Director Compensation Arrangements
                            Effective October 1, 2004

(Nonemployee directors only)

Annual Retainer Fee                             $50,000
Attendance Fees
        Board Meetings                          $ 2,000
        Committee Meetings                      $ 1,500
Chairman Fees
        Audit Committee Chair                   $12,500
        Director Affairs,
          Compensation Committee Chair          $ 7,500

Director Stock Plan

- 2,000 shares automatically issued upon election on date of Annual Meeting of Stockholders.

- Directors have option to take all of annual retainer fee (including chairman fee, if applicable but not meeting fees) in stock.


Director Stock Option Plan

     10,000  options   automatically  granted  on  date  of  Annual  Meeting  of
     Stockholders; option price is set at opening price on date of Stockholders meeting.